                                                                   EXHIBIT 10.47

                                CREDIT AGREEMENT

                                   dated as of

                                January 11, 2007

                                      among

                               WATERS CORPORATION
                                 as US Borrower

                       WATERS TECHNOLOGIES IRELAND LIMITED
                              as European Borrower

                            The Lenders Party Hereto

                            JPMORGAN CHASE BANK, N.A.
                             as Administrative Agent

                                       and

                           J.P. MORGAN EUROPE LIMITED
                                 as London Agent

                           ---------------------------

              J.P. MORGAN SECURITIES INC. and ABN AMRO INCORPORATED
                             as Joint Lead Arrangers
                              and Joint Bookrunners

                              ABN AMRO INCORPORATED
                              as Syndication Agent

           BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIZENS BANK OF
           MASSACHUSETTS, BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY
                                       and
                 THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
                           as Co-Documentation Agents

                                                                 [CSM #6701-450]

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                          ARTICLE I

                                                         Definitions

Section 1.01.  Defined Terms.....................................................................................       1
Section 1.02.  Classification of Loans and Borrowings............................................................      19
Section 1.03.  Terms Generally...................................................................................      19
Section 1.04.  Accounting Terms; GAAP............................................................................      20
Section 1.05.  Exchange Rates....................................................................................      20

                                                         ARTICLE II

                                                         The Credits

Section 2.01.  Commitments.......................................................................................      21
Section 2.02.  Loans and Borrowings..............................................................................      21
Section 2.03.  Notice of Borrowings..............................................................................      22
Section 2.04.  Swingline Loans...................................................................................      23
Section 2.05.  Letters of Credit.................................................................................      25
Section 2.06.  Funding of Borrowings.............................................................................      29
Section 2.07.  Repayment of Borrowings; Evidence of Debt.........................................................      30
Section 2.08.  Interest Elections................................................................................      31
Section 2.09.  Termination and Reduction of Commitments..........................................................      32
Section 2.10.  Increase in Commitments...........................................................................      33
Section 2.11.  Prepayment of Loans...............................................................................      35
Section 2.12.  Fees..............................................................................................      36
Section 2.13.  Interest..........................................................................................      37
Section 2.14.  Alternate Rate of Interest........................................................................      38
Section 2.15.  Increased Costs...................................................................................      38
Section 2.16.  Break Funding Payments............................................................................      39
Section 2.17.  Taxes.............................................................................................      40
Section 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs........................................      41
Section 2.19.  Mitigation Obligations; Replacement of Lenders....................................................      43

                                                         ARTICLE III

                                               Representations and Warranties

Section 3.01.  Corporate Existence and Standing..................................................................      44

                                                                              ii

Section 3.02.  Authorization; No Violation.......................................................................      44
Section 3.03.  Governmental Consents.............................................................................      44
Section 3.04.  Validity..........................................................................................      44
Section 3.05.  Use of Proceeds...................................................................................      44
Section 3.06.  Litigation........................................................................................      44
Section 3.07.  Financial Statements; No Material Adverse Change..................................................      45
Section 3.08.  Investment Company Act............................................................................      45
Section 3.09.  Taxes.............................................................................................      45
Section 3.10.  ERISA.............................................................................................      45
Section 3.11.  Regulation U......................................................................................      46
Section 3.12.  Environmental Matters.............................................................................      46
Section 3.13.  Disclosure........................................................................................      46
Section 3.14.  Subsidiary Guarantors.............................................................................      46

                                                         ARTICLE IV

                                                         Conditions

Section 4.01.  Effective Date....................................................................................      46
Section 4.02.  Each Credit Event.................................................................................      47

                                                          ARTICLE V

                                                    Affirmative Covenants

Section 5.01.  Payment of Taxes, Etc.............................................................................      48
Section 5.02.  Preservation of Existence, Etc....................................................................      48
Section 5.03.  Compliance with Laws, Etc.........................................................................      48
Section 5.04.  Keeping of Books..................................................................................      49
Section 5.05.  Inspection........................................................................................      49
Section 5.06.  Reporting Requirements............................................................................      49
Section 5.07.  Use of Proceeds and Letters of Credit.............................................................      51
Section 5.08.  Guarantee Requirement.............................................................................      51

                                                         ARTICLE VI

                                                     Negative Covenants

Section 6.01.  Subsidiary Debt...................................................................................      51
Section 6.02.  Liens Securing Debt...............................................................................      52
Section 6.03.  Sale and Leaseback Transactions...................................................................      52
Section 6.04.  Merger, Consolidation, Etc........................................................................      52
Section 6.05.  Change in Business................................................................................      53
Section 6.06.  Certain Restrictive Agreements....................................................................      53
Section 6.07.  Leverage Ratio....................................................................................      54

Section 6.08.   Interest Coverage Ratio..........................................................................      54

                                                         ARTICLE VII

                                                      Events of Default

                                                        ARTICLE VIII

                                                         The Agents

                                                         ARTICLE IX

                                               Collection Allocation Mechanism

Section 9.01.   CAM Exchange.....................................................................................      58


                                                          ARTICLE X

                                                          Guarantee

                                                         ARTICLE XI

                                                        Miscellaneous

Section 11.01.  Notices..........................................................................................      61
Section 11.02.  Waivers; Amendments..............................................................................      62
Section 11.03.  Expenses; Indemnity; Damage Waiver...............................................................      63
Section 11.04.  Successors and Assigns...........................................................................      64
Section 11.05.  Survival.........................................................................................      67
Section 11.06.  Counterparts; Integration; Effectiveness.........................................................      67
Section 11.07.  Severability.....................................................................................      68
Section 11.08.  Right of Setoff..................................................................................      68
Section 11.09.  Governing Law; Jurisdiction; Consent to Service of Process.......................................      68
Section 11.10.  WAIVER OF JURY TRIAL.............................................................................      69
Section 11.11.  Headings.........................................................................................      69
Section 11.12.  Confidentiality..................................................................................      69
Section 11.13.  Conversion of Currencies.........................................................................      70
Section 11.14.  Release of Subsidiary Guarantors.................................................................      70
Section 11.15.  USA Patriot Act..................................................................................      70

SCHEDULES:

Schedule 1.01    --   Subsidiary Guarantors
Schedule 2.01    --   Lenders and Commitments
Schedule 2.05    --   Existing Letters of Credit
Schedule 2.18    --   Payment Instructions
Schedule 6.01    --   Debt of Subsidiaries

EXHIBITS:

Exhibit A        --   Form of Assignment and Acceptance
Exhibit B        --   Form of Subsidiary Guarantee Agreement
Exhibit C        --   Form of Irish Certificate
Exhibit D-1      --   Form of Opinion of Counsel for the Company
Exhibit D-2      --   Form of Opinion of Irish Counsel for the European Borrower
Exhibit D-3      --   Form of Opinion of General Counsel of the Company
Exhibit E        --   Form of Promissory Note

                        CREDIT AGREEMENT dated as of January 11, 2007, among
                  WATERS CORPORATION, a Delaware corporation (the "Company"); WATERS TECHNOLOGIES IRELAND LIMITED, a company organized under the laws of Ireland (the "European Borrower" and, together with the Company, the "Borrowers"); the LENDERS from time to time party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and J.P.MORGAN EUROPE LIMITED, as London Agent.

          The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of (a) Term Loans to the Company in US Dollars in an aggregate principal amount of $500,000,000 and
(b) revolving commitments consisting of the following: (i) US Tranche Commitments under which the Company may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in aggregate US Tranche Revolving Exposures exceeding $350,000,000 and (ii) European Tranche Commitments under which the European Borrower may obtain Loans in US Dollars or Euros and the Company may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in aggregate European Tranche Revolving Exposures exceeding $250,000,000. The proceeds of borrowings are to be used for general corporate purposes of the Company and its subsidiaries, including repayment of amounts outstanding under the Existing Credit Agreements, payment of indebtedness, financing of acquisitions, payment of fees and expenses in connection with the credit facilities established hereby, repurchases of equity securities of the Company and working capital.

          The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means, collectively, the Administrative Agent and the London Agent.

          "Agreement Currency" has the meaning assigned to such term in Section 11.13(b).

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in US Dollars, or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in Euros, the London Agent.

          "Applicable Rate" means, with respect to any Loan of any Type or the facility fees payable hereunder, as the case may be:

          (a) For any day on which either or both of Moody's and S&P shall not have a Rating in effect, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio as of the most recent determination date:

                                                   FACILITY
                                                  FEE (BASIS         LIBOR SPREAD          ABR SPREAD
                          LEVERAGE                POINTS PER       (BASIS POINTS PER     (BASIS POINTS
   CATEGORY                RATIO                    ANNUM)              ANNUM)             PER ANNUM)
-------------      ----------------------         ----------       -----------------     -------------
Category 1         <      1.50                        7.0                33.00                 0.0
Category 2         > or = 1.50 and < 2.00             8.0                42.00                 0.0
Category 3         > or = 2.00 and < 2.50            10.0                52.50                 0.0
Category 4         > or = 2.50 and < 3.00            12.5                62.50                 0.0
Category 5         > or = 3.00                       15.0                72.50                 0.0

The Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b); provided that if any financial statements required to have been delivered under
Section 5.06(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 5 in the Table above.

          (b) For any day on which each of Moody's and S&P shall have a Rating in effect, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Ratings as of the most recent determination date:

                                                   FACILITY
                                                  FEE (BASIS         LIBOR SPREAD          ABR SPREAD
                                                  POINTS PER       (BASIS POINTS PER     (BASIS POINTS
  CATEGORY              RATING                      ANNUM)              ANNUM)             PER ANNUM)
-------------      -----------------              ----------       -----------------     -------------
Category 1         A3/A- or higher                    7.0               33.00                 0.0
Category 2         Baa1/BBB+                          8.0               42.00                 0.0
Category 3         Baa2/BBB                          10.0               52.50                 0.0
Category 4         Baa3/BBB-                         12.5               62.50                 0.0
Category 5         Ba1/BB+ or lower                  20.0                80.0                 0.0

In the event of split Ratings, the Applicable Rate will be based on the higher Rating unless the Ratings differ by two or more categories, in which case the Applicable Rate will be based upon the category one level above the category corresponding to the lower Rating.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Attributable Debt" means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means the Company or the European Borrower.

          "Borrowing" means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) a Swingline Loan.

          "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in Euros, (euro)5,000,000.

          "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in Euros, (euro)1,000,000.

          "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market, (b) when used in connection with a Letter of Credit denominated in a Designated Foreign Currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable Designated Foreign Currency in the principal financial center in the country of such Designated Foreign Currency and (c) when used in connection with a Loan denominated in Euros, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

          "Calculation Date" means the last Business Day of each calendar month.

          "CAM" shall mean the mechanism for the allocation and exchange of interests in the Specified Obligations and collections thereunder established under Article IX.

          "CAM Exchange" shall mean the exchange of the Lender's interests provided for in Article IX.

          "CAM Exchange Date" shall mean the date on which any event referred to in paragraph (g) of Article VII shall occur in respect of the Company.

          "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate US Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender immediately prior to the CAM Exchange

Date and (b) the denominator shall be the aggregate US Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders.

          "Cash Management Arrangements" means treasury, depository and cash management services or any automated clearing house transfer of funds.

          "Cash Management Obligations" means the due and punctual payment and performance of all obligations of any Loan Party in respect of any overdraft or other liability that (a) arises under Cash Management Arrangements in effect on the Effective Date with a counterparty that is (i) a Lender as of the Effective Date or (ii) an Affiliate of such Lender or (b) arises under Cash Management Arrangements entered into after the Effective Date with a counterparty that is
(i) a Lender as of the date on which such Cash Management Arrangements are entered into or (ii) an Affiliate of such Lender.

          "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof, (ii) nominated by the board of directors of the Company or
(iii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank or by any lending office of such Lender or by such Lender's or Issuing Bank's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, US Tranche Revolving Loans or European Tranche Revolving Loans and (b) any Commitment, refers to whether such Commitment is a Term Commitment, a US Tranche Commitment or a European Tranche Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means a Term Commitment, a US Tranche Commitment or a European Tranche Commitment.

          "Company" has the meaning assigned to such term in the heading of this Agreement.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated December 2006 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

          "Consolidated Debt" means all Debt of the Company and the Subsidiaries, determined on a consolidated basis.

          "Consolidated EBITDA" means, for any period, the consolidated net income (loss) of the Company and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Statement of Financial Accounting Standards 123 (revised
2004) and (e) extraordinary or non-recurring non-cash expenses or losses, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding deferred financing fees.

          "Consolidated Net Tangible Assets" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

          "Consolidated Total Assets" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Debt" means, with respect to any Person and without duplication, all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, all accrued or contingent obligations in respect of letters of credit, all capitalized lease obligations, all indebtedness of others secured by assets of the Company or a Subsidiary, all guarantees of Debt of others (but excluding guarantees issued for customer advance payments) and all obligations under Hedging Agreements. For the avoidance of doubt, "Debt" shall not include pension liabilities under any employee pension benefit plan.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Foreign Currency" means Euros, British Pounds Sterling, Japanese Yen or any other currency (other than US Dollars) approved in writing by the Issuing Bank and the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary that is incorporated under the laws of the United States or its territories or possessions.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 11.02).

          "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Environmental Laws" means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any member of an ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any member of the ERISA Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any member of the ERISA Group of any notice, or the receipt by any Multiemployer Plan from the Company or any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "Euro" or "(euro)" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "European Borrower" means Waters Technologies Ireland Limited a company organized under the laws of Ireland.

          "European Tranche Commitment" means, with respect to each European Tranche Lender, the commitment of such European Tranche Lender to make European Tranche Revolving Loans pursuant to Section 2.01(c), expressed as an amount representing the maximum aggregate amount of such European Tranche Lender's European Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased pursuant to
Section 2.10 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each European Tranche Lender's European Tranche Commitment is set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such European Tranche Lender shall have assumed its European Tranche Commitment, as applicable. The aggregate amount of the European Tranche Commitments on the date hereof is $250,000,000.

          "European Tranche Lender" mean a Lender with a European Tranche Commitment or European Tranche Revolving Loans.

          "European Tranche Percentage" means, with respect to any European Tranche Lender, the percentage of the total European Tranche Commitments represented by such Lender's European Tranche Commitment. If the European Tranche Commitments have terminated or expired, the European Tranche Percentages shall be determined based upon the European Tranche Commitments most recently in effect, giving effect to any assignments.

          "European Tranche Revolving Borrowing" means a Borrowing comprised of European Tranche Revolving Loans.

          "European Tranche Revolving Exposure" means, with respect to any European Tranche Lender at any time, such Lender's European Tranche Percentage of the sum of the US Dollar Equivalents of the principal amounts of the outstanding European Tranche Revolving Loans.

          "European Tranche Revolving Loan" means a Loan made by a European Tranche Lender pursuant to Section 2.01(c). Each European Tranche Revolving Loan made to the Company shall be denominated in US Dollars and shall be a Eurocurrency Loan or an ABR Loan, and each European Tranche Revolving Loan made to the European Borrower shall be denominated in US Dollars or Euros and shall be a Eurocurrency Loan.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Exchange Rate" means on any day, with respect to any Designated Foreign Currency, the rate at which such Designated Foreign Currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Designated Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Designated Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

          "Excluded Subsidiary" means at any time (a) any Foreign Subsidiary,
(b) any subsidiary of a Foreign Subsidiary and (c) any other Subsidiaries acquired or organized after the Effective Date that, together with their own subsidiaries on a combined consolidated basis, shall not, individually or in the aggregate for all such Subsidiaries under this clause (c), have accounted for more than 5% of Consolidated Total Assets or more than 5% of the consolidated total revenues of the Company and the Subsidiaries at the end of, or for the period of four fiscal quarters ended with, the most recent fiscal quarter of the Company for which financial statements shall have been delivered pursuant to
Section 5.06(a) or (b) (or, prior to the delivery of any such financial statements, at the end of or for the period of four fiscal quarters ended September 30, 2006).

          "Excluded Taxes" means, with respect to any Lender or the Issuing Bank, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans or issues Letters of Credit hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, (d) in the case of a European Tranche Lender (other than a Lender that becomes a European Tranche Lender by operation of the CAM), any withholding tax that is imposed by Ireland (or any political subdivision thereof) on payments by the European Borrower from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such European Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such European Tranche Lender and is in effect and would apply at the time such lending office is designated or (e) any withholding tax that is attributable to such Lender's failure to comply with Section 2.17(e), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the applicable Borrower.

          "Existing Credit Agreements" means, collectively, the Existing Multiborrower Credit Agreement and the Existing Term Loan Agreement.

          "Existing Issuing Bank" means JPMCB and Deutsche Bank Trust Company, in their capacities as issuing banks in respect of Existing Letters of Credit.

          "Existing Letters of Credit" means the outstanding letters of credit set forth on Schedule 2.05.

          "Existing Multiborrower Credit Agreement" means the Five Year Credit Agreement dated as of December 15, 2004, among the Company, the European Borrower and Waters Chromatography Ireland Limited, a company organized under the laws of Ireland, as borrowers, the lenders from time to time party thereto, JPMCB, as administrative agent, and the London Agent, as London agent.

          "Existing Term Loan Agreement" means the Five Year Credit Agreement dated as of November 28, 2005, among the Company, as borrower, the lenders party thereto, and JPMCB, as administrative agent.

          "Exposure" means, with respect to any Lender, such Lender's Term Loan Exposure, US Tranche Revolving Exposure and European Tranche Revolving Exposure.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

          "Guarantee Requirement" means, at any time, that the Subsidiary Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Excluded Subsidiary) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect; provided, however, that in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the Effective Date, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Subsidiary Guarantee Agreement is executed by such Subsidiary, delivered to the Administrative Agent and in full force and effect no later than (i) 30 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement or (ii) such other date as the Administrative Agent may reasonably determine, but in any case no later than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement. The "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Initial Borrowing Date" means the date of the initial Borrowing hereunder.

          "Intangible Assets" means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Interest Election Request" means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.08.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if available from each applicable Lender, nine or twelve months thereafter), as the relevant Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The term "Issuing Bank" shall also mean the Existing Issuing Bank solely with respect to the Existing Letters of Credit.

          "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

          "Judgment Currency" has the meaning assigned to such term in Section 11.13(b).

          "LC Disbursement" means a payment made by the Issuing Bank in respect of a Letter of Credit.

          "LC Exposure" means at any time the sum of (a) the sum of US Dollar Equivalents of undrawn amounts of all outstanding Letters of Credit at such time and (b) the sum of US Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company or the applicable Subsidiary at such time. The LC Exposure of any US Tranche Lender at any time shall be such Lender's US Tranche Percentage of the aggregate LC Exposure.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as provided in Section 2.10, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means an Existing Letter of Credit and any letter of credit issued pursuant to this Agreement on behalf of Lenders holding US Tranche Commitments.

          "Leverage Ratio" means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time; provided, that in the event any Material Acquisition shall have been completed during such period of four consecutive fiscal quarters, the Leverage Ratio shall be computed giving pro forma effect to such Material Acquisition as if it had been completed at the beginning of such period.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall mean the interest rate per annum determined by the Applicable Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

          "Loan Documents" means this Agreement, the Subsidiary Guarantee Agreement and each Letter of Credit and promissory note delivered pursuant to this Agreement.

          "Loan Parties" means the Borrowers and the Subsidiary Guarantors.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Local Time" means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time and (b) with respect to a Eurocurrency Loan or Eurocurrency Borrowing denominated in Euros, London time.

          "London Agent" means J.P. Morgan Europe Limited.

          "Margin Stock" has the meaning ascribed to such term in Regulation U issued by the Board.

          "Material Acquisition" means (i) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (ii) the merger or consolidation of the Company with another corporation, in each case if the Consolidated Total Assets of the Company after giving effect to such acquisition, merger or consolidation are at least 5% greater than the Consolidated Total Assets of the Company immediately prior to such acquisition, merger or consolidation.

          "Material Adverse Effect" means a (i) a material adverse effect on the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the validity or enforceability of any one or more provisions of any of the Loan Documents that, taken as a whole, are material.

          "Material Debt" means Consolidated Debt in an aggregate principal amount of $20,000,000 or more.

          "Material Subsidiary" means each Subsidiary of the Company, other than Subsidiaries designated by the Company from time to time that in the aggregate do not account for more than 15% of the consolidated revenues of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended or more than 15% of the consolidated assets of the Company and its Subsidiaries at the end of such period.

          "Maturity Date" means January 11, 2012.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Obligations" means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under (i) each interest rate hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such hedging agreement was entered into and (ii) Cash Management Obligations.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum standards under Section 412 of the Internal Revenue Code and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "Ratings" means published debt ratings issued by each of Moody's and S&P with respect to the Company's senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money (each a "Rating").

          "Register" has the meaning set forth in Section 11.04(c).

          "Reimbursement Obligations" has the meaning set forth in Section 11.02(b).

          "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having aggregate Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loans, Revolving Credit Exposures and unused Commitments at such time.

          "Reset Date" has the meaning set forth in Section 1.05(a).

          "Responsible Officer" of any Person, means the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person, and any other officer of such Person with responsibility for the administration of the obligations of such Person under this Agreement.

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Borrowing" means a Borrowing comprised of US Tranche Revolving Loans or European Tranche Revolving Loans.

          "Revolving Commitments" means the European Tranche Commitments and the US Tranche Commitments.

          "Revolving Credit Exposure" means a US Tranche Revolving Exposure or a European Tranche Revolving Exposure.

          "Revolving Loan" means any US Tranche Revolving Loan or European Tranche Revolving Loan.

          "S&P" means Standard & Poor's Ratings Service.

          "Sale and Leaseback Transaction" means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Specified Obligations" means Obligations consisting of the principal of and interest on outstanding Loans, reimbursement obligations in respect of LC Disbursements and any interest with respect thereto, and fees.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal to which the Applicable Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America). Such reserve percentages include, but are not limited to, those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

          "Subsidiary" means any subsidiary of the Company.

          "Subsidiary Guarantee Agreement" means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, and all supplements thereto made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

          "Subsidiary Guarantors" means each Person listed on Schedule 1.01 and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender's US Tranche Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means JPMCB in its capacity as a lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Borrowing" means a Borrowing comprised of Term Loans.

          "Term Commitment" means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Term Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Term Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Term Commitments on the date hereof is $500,000,000.

          "Term Lender" means a Lender with a Term Commitment.

          "Term Loan" means a Loan made by a Term Lender pursuant to Section 2.01(a).

          "Term Loan Exposure" means, with respect to any Term Lender at any time, the principal amount of such Lender's outstanding Term Loans.

          "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the issuance of Letters of Credit hereunder and the use of the proceeds of such Loans and such Letters of Credit.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unfunded Liabilities" means, (a) in the case of a single-employer Plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all accumulated benefit obligations accrued to the date of determination under such Plan exceeds the fair market value of all assets of such Plan allocable to such benefits as of such date calculated in accordance with GAAP and based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor standard, and (b) in the case of a Multiemployer Plan, the Withdrawal Liability of the Company and the Subsidiaries calculated as set forth in Title IV of ERISA.

          "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

          "US Corporation" means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

          "US Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect under the provisions of such Section.

          "US Dollars" or "$" means the lawful money of the United States of America.

          "US Tranche Commitment" means, with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(b) and acquire participations in Swingline Loans and Letters of Credit pursuant to Sections 2.04 and 2.05(e), respectively, expressed as an amount representing the maximum aggregate amount of such US Tranche Lender's US Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased pursuant to
Section 2.10 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each US Tranche Lender's US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such US Tranche Lender shall have assumed its US Tranche

Commitment, as applicable. The aggregate amount of the US Tranche Commitments on the date hereof is $350,000,000.

          "US Tranche Lender" mean a Lender with a US Tranche Commitment or US Tranche Revolving Loans.

          "US Tranche Percentage" means, with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender's US Tranche Commitment. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments.

          "US Tranche Revolving Borrowing" means a Borrowing comprised of US Tranche Revolving Loans.

          "US Tranche Revolving Exposure" means, with respect to any US Tranche Lender at any time, the sum at such time, without duplication, of (a) such Lender's US Tranche Percentage of the sum of the principal amounts of the outstanding US Tranche Revolving Loans, (b) the aggregate amount of such Lender's LC Exposure and (c) the aggregate amount of such Lender's Swingline Exposure.

          "US Tranche Revolving Loan" means a Loan made by a US Tranche Lender pursuant to Section 2.01(b). Each US Tranche Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "US Tranche Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency US Tranche Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "US Tranche Revolving Borrowing") or by Type (e.g., a "US Tranche Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency US Tranche Revolving Borrowing").

          Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          Section 1.05. Exchange Rates. (a) Not later than 10:00 a.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Designated Foreign Currency and (ii) give written notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.05(e), Section 11.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Designated Foreign Currencies.

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each date on which European Tranche Revolving Loans denominated in Euros are made or Letters of Credit denominated in any Designated Foreign Currency are issued, the Administrative Agent shall (i) determine (A) the aggregate amount of the US Dollar Equivalents of the principal amounts of the European Tranche Revolving Loans denominated in Euros (after giving effect to any European Tranche Revolving Loans made or repaid on such date) and (B) the aggregate amount of the US Dollar Equivalents of the stated amounts of the Letters of Credit and unreimbursed LC Disbursements denominated in Designated Foreign Currencies and (ii) notify the Lenders and the Company of the results of such determination.

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                                                                              21

                                   ARTICLE II

                                   The Credits

          Section 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan to the Company on the Effective Date in a principal amount equal to its Term Commitment.

          (b) Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans to the Company from time to time during the Revolving Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's US Tranche Revolving Exposure exceeding its US Tranche Commitment or (ii) the aggregate amount of the Lenders' US Tranche Revolving Exposures exceeding the aggregate amount of the US Tranche Commitments.

          (c) Subject to the terms and conditions set forth herein, each European Tranche Lender agrees to make European Tranche Revolving Loans from time to time during the Revolving Availability Period to the European Borrower in US Dollars or Euros and to the Company in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's European Tranche Revolving Exposure exceeding its European Tranche Commitment or (ii) the aggregate amount of the Lenders' European Tranche Revolving Exposures exceeding the aggregate amount of the European Tranche Commitments.

          Section 2.02. Loans and Borrowings. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Commitments. Each US Tranche Revolving Loan shall be made as part of a Borrowing consisting of US Tranche Revolving Loans made by the US Tranche Lenders ratably in accordance with their respective US Tranche Commitments. Each European Tranche Revolving Loan shall be made as part of a Borrowing consisting of European Tranche Revolving Loans made by the European Tranche Lenders ratably in accordance with their respective European Tranche Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          (b) Subject to Section 2.14, (i) each Term Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans as the Company may request in accordance herewith; (ii) each US Tranche Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans as the Company may request in accordance herewith; (iii) each European Tranche Revolving Borrowing shall be comprised entirely of (A) in the case of a Borrowing made by the Company, Eurocurrency Loans or ABR Loans as the Company may request in accordance herewith and, (B) in the case of a Borrowing made by the European Borrower, Eurocurrency Loans; and (iv) each Swingline Loan shall be comprised entirely of ABR Loans. Each

Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Borrowing (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that (i) an ABR Revolving Borrowing may be made in an aggregate amount that is equal to the aggregate available US Tranche Commitments or European Tranche Commitments, as the case may be and (ii) a Revolving Borrowing made to refinance an existing Swingline Loan may be made in an aggregate principal amount that is equal to the aggregate principal amount of such existing Swingline Loan. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) eight US Tranche Eurocurrency Revolving Borrowings outstanding or (ii) four European Tranche Eurocurrency Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          Section 2.03. Notice of Borrowings. To request a Borrowing (other than a Swingline Loan), the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) whether the requested Borrowing is to be a Term Borrowing, US Tranche Revolving Borrowing or a European Tranche Revolving Borrowing;

          (iii) the currency and aggregate principal amount of the requested Borrowing;

          (iv) the date of the requested Borrowing, which shall be a Business
     Day;

          (v) the Type of the requested Borrowing;

          (vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing by the Company, an ABR Borrowing and (ii) in the case of a Borrowing by the European Borrower, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

          Section 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not exceed the lesser of (i) $25,000,000 and (ii) the difference between (A) total US Tranche Commitments and (B) the sum of (x) the aggregate principal amount of US Tranche Revolving Loans outstanding at such time and (y) the LC Exposure at such time; provided that no Swingline Loan shall be made to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount (which shall be no less than $1,000,000) of the requested Swingline Loan and the location and number of the Company's account to which funds are to be disbursed, which account shall comply with the requirements of Section 2.06. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit or wire transfer to the account specified in writing by the Company in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the US Tranche Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans. Such notice shall specify the aggregate amount of Swingline Loans in which US Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Tranche Lender, specifying in such notice such Lender's US Tranche Percentage of such Swingline Loan or Swingline Loans. Each US Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's US Tranche Percentage of such Swingline Loan or Swingline Loans. Each US Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the US Tranche Lenders. The Administrative Agent shall promptly notify the Company in writing of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent, for the account of the US Tranche Lenders, and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the US Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof provided, that a US Tranche Lender shall not be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if
(x) a Default shall have occurred and was continuing at the time such Swingline Loan was made and (y) such US Tranche Lender shall have notified the Swingline Lender in writing, not less than one Business Day before such Swingline Loan was made, that such Default has occurred and that such US Tranche Lender will not refund or participate in any Swingline Loans made while such Default exists.

          Section 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars or any Designated Foreign Currency, in any case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between this Agreement and any form of letter of credit application or other agreement submitted by the Company or the European Borrower to, or entered into by the Company or the European Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit will, for all purposes of this Agreement, be deemed to have been issued hereunder on the Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit. On the Effective Date, (i) any fronting fees provided for in the agreements under which the Existing Letters of Credit were issued shall cease to accrue and shall be replaced by the fronting fee provided for in Section 2.12(b) (it being understood that any other fees referred to in Section 2.12(b) that shall have been agreed upon by the Company and the Existing Issuing Bank shall continue to apply, but that no new issuance fee will be charged in connection with the deemed issuance of any Existing Letter of Credit on the Effective Date).

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business
Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000 and (ii) the aggregate US Tranche Revolving Exposures will not exceed the aggregate US Tranche Commitments. Notwithstanding anything to the contrary contained herein, no Existing Letter of Credit may be amended, renewed or extended.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the

Maturity Date provided, that any Letter of Credit with a one-year tenor may provide for renewal thereof under procedures satisfactory to the Issuing Bank for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the US Tranche Lenders, the Issuing Bank hereby grants to each US Tranche Lender, and each US Tranche Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such US Tranche Lender's US Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in US Dollars such Lender's US Tranche Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section or of any reimbursement payment required to be refunded to the Company for any reason. Each US Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m., New York City time, on (A) the Business Day that the Company receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt. If the Company fails to make such payment when due then, upon notice from the applicable Issuing Bank to the Company and the Administrative Agent, (i) if the applicable Letter of Credit is denominated in a Designated Foreign Currency, the Company's obligation to reimburse such LC Disbursement shall be converted into an obligation in US Dollars in such amount as the Administrative Agent shall determine would be required, based on current exchange rates, to enable it to purchase an amount of such Designated Foreign Currency equal to the amount of such LC Disbursement, and (ii) the Administrative Agent shall notify each US Tranche Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's US Tranche Percentage, thereof. Promptly following receipt of such notice, each US Tranche Lender shall pay to the Administrative Agent in US Dollars its US Tranche Percentage of the payment then due from the Company in the same manner as provided in Section 2.06 with respect to Loans made by such US Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the US Tranche Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Tranche Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Tranche Lenders and the Issuing Bank as their interests may appear. Any payment made by a US Tranche Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Company's obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Company's obligations hereunder. None of the Administrative Agent, the US Tranche Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the US Tranche Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, at all times after the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US Tranche Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such US Tranche Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If the US Tranche Commitments shall be terminated, then on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Tranche Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Tranche Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand presentment, protest or other notice of any kind, all of which are expressly waived by the Borrowers, upon the occurrence of any Event of Default with respect to the Company described in clause (g) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Tranche Lenders with LC Exposures representing greater than 50% of the total LC Exposure) be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to it within three Business Days after all Events of Default have been cured or waived.

          Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose for Loans of such Class and currency by notice to the applicable Lenders. The Applicable Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower (i) in New York City or Boston, in the case of Loans denominated in US Dollars and (ii) in London, in the case of Loans denominated in Euros; provided that US Tranche Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Applicable Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Applicable Agent pursuant to this paragraph.

          Section 2.07. Repayment of Borrowings; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Applicable Agent for the accounts of the applicable Lenders (i) the then unpaid principal amount of each Revolving Borrowing and Term Loan of such Borrower on the Maturity Date and (ii) the then unpaid amount of each Swingline Loan on the earlier of the Maturity Date and the twenty-first Business Day after such Swingline Loan is made.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the accounts of the Lenders and each Lender's share thereof. The London Agent shall furnish to the Administrative Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Administrative Agent to maintain the accounts referred to in the preceding sentence. The Administrative Agent shall notify the London Agent promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of payment of any principal with respect to any such Loan or Borrowing.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note, substantially in the form of Exhibit E hereto. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. A Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued pursuant to this Section 2.08.

          (b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or by the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing,
(ii) elect an Interest Period for Eurocurrency Loans that does not comply with
Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) the Type of the resulting Borrowing; and

          (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other Eurocurrency Borrowing, become due and payable on the last day of such Interest Period.

          Section 2.09. Termination and Reduction of Commitments. (a) The Term Commitment shall terminate upon the earlier of the borrowing of the Term Loans and 5:00 p.m., New York City time, on the Effective Date. Unless previously terminated, the US Tranche Commitments and European Tranche Commitments shall terminate on the Maturity Date; provided that all Commitments shall terminate at 5:00 p.m., New York City time, on January 31, 2007, if the Effective Date shall not have occurred prior to such time.

          (b) The Company may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments of any Class; provided that
(i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (ii) the Company shall not terminate or reduce the US Tranche Commitments if, after giving effect to any concurrent prepayment of the US Tranche Revolving Loans in accordance with Section 2.11, the aggregate US Tranche Revolving Exposures would exceed the aggregate US Tranche Commitments and (iii) the Company shall not terminate or reduce the European Tranche Commitments if, after giving effect to any concurrent prepayment of the European Tranche Revolving Loans in accordance with Section 2.11, the aggregate European Tranche Revolving Exposures would exceed the aggregate European Tranche Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the European Agent and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

          Section 2.10. Increase in Commitments. (a) The Company may on one or more occasions, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total US Tranche Commitments or European Tranche Commitments be increased by an amount not less than $25,000,000 (with simultaneous increases in the US Tranche Commitments and the European Tranche Commitments being deemed to be a single increase); provided that the aggregate amount of the increases in the US Tranche Commitments and the European Tranche Commitments shall not exceed $250,000,000. Such notice shall set forth the amount of the requested increase in the total US Tranche Commitments or European Tranche Commitments, as the case may be, and the date on which such increase is requested to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its US Tranche Percentage or European Tranche Percentage, as the case may be, of the proposed increased amount. Each applicable Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business Days after the date of the Company's notice, either agree to increase its applicable Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its applicable Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend US Tranche Commitments or European Tranche Commitments, as the case may be, or increase their existing US Tranche Commitments or European Tranche Commitments, as the case may be, in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld) and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any increase in the total US Tranche Commitments or European Tranche Commitments, as the case may be, may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

          (b) On the effective date (the "Increase Effective Date") of any increase in the total US Tranche Commitments or European Tranche Commitments pursuant to this Section (the "Commitment Increase"), (i) the aggregate principal amount of the US Tranche Revolving Loans or European Tranche Revolving Loans, as the case may be, outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a US Tranche Lender or European Tranche Lender, as the case may be, prior to the Commitment Increase shall pay to the Administrative Agent or, if designated by the Administrative Agent for such purpose, the European Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's US Tranche Percentage or European Tranche Percentage, as the case may be (calculated after giving effect to the Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's US Tranche Percentage or European Tranche Percentage, as the case may be (calculated without giving effect to the Commitment Increase), multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent or, if designated by the Administrative Agent for such purpose, the European Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's US Tranche Percentage or European Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent or European Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent or European Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the excess of (A) the product of (1) such Non-Increasing Lender's US Tranche Percentage or European Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, over (B) the product of (1) such Non-Increasing Lender's US Tranche Percentage or European Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the applicable Borrowers shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its US Tranche Percentage or European Tranche Percentage, as the case may be, of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the applicable Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result. In the case of an increase in the European Tranche Commitments at a time when Loans denominated in both Euro and US Dollars shall be outstanding, the amounts payable by the Increasing Lenders and any Requesting Lenders pursuant to this paragraph shall be paid in Euro and US Dollars in proportion to the principal amounts of the Euro and US Dollar denominated European Tranche Revolving Loans outstanding on the Increase Effective Date.

          (c) Increases and new Commitments pursuant to this Section shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

          (d) Notwithstanding the foregoing, no increase in the Commitments of any Class (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

          Section 2.11. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

          (b) If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class, then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing and (ii) on any other date in the event ABR Revolving Borrowings of such Class shall be outstanding, the applicable Borrowers shall prepay Revolving Loans of such Class in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any Reset Date, the aggregate amount of the Exposures of any Class shall exceed 105% of the aggregate Commitments of such Class, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings of such Class in an aggregate principal amount sufficient to eliminate such excess.

          (c) Prior to any prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(d) of this Section.

          (d) The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment (to the extent practicable, in the case of a prepayment under paragraph (b) above). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(c). Promptly following receipt of any such notice, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to
Section 2.16.

          Section 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue (i) with respect to US Tranche Lenders and European Tranche Lenders, at the Applicable Rate with respect to the facility fee (A) on the daily amount of the US Tranche Commitment and the European Tranche Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which the last of such Commitments terminates and (B) after the Commitment of each Class terminates, on the daily amount of such Lender's Exposure of such Class to but excluding the date on which such Lender ceases to have any such Exposure and (ii) with respect to Term Lenders, at the Applicable Rate with respect to the facility fee on the daily amount of such Lender's Term Loan Exposure to but excluding the date on which such Lender ceases to have any Term Loan Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Company agrees to pay (i) to the Administrative Agent for the account of each US Tranche Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to US Tranche Eurocurrency Revolving Loans on the daily amount of such US Tranche Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such US Tranche Lender's US Tranche Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the US Tranche Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the US Tranche Commitments terminate and any such fees accruing after the date on which the US Tranche Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for prompt distribution, in the case of facility fees and participation fees with respect to Letters of Credit, to the Lenders. Fees paid hereunder shall not be refundable.

          Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.

          (d) Accrued interest on each Loan shall be payable by the applicable Borrower in arrears on each Interest Payment Date for such Loan; provided that
(i) interest accrued pursuant to paragraph (c) above shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

          Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Applicable Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Applicable Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency shall be ineffective.

          Section 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the European Borrower to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay or cause the European Borrower to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender or the Issuing Bank to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the European Borrower to pay to such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof. Any additional interest owed pursuant to paragraph (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with copies to the Administrative Agent and the London Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the London Agent for the account of such Lender on each date on which interest is payable for such Loan.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          Section 2.16. Break Funding Payments. In the event of (a) the payment (or deemed payment pursuant to Section 2.10) of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to
Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

          Section 2.17. Taxes. (a) Any and all payments by or on account of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the London Agent, the applicable Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Borrower shall indemnify the Administrative Agent, the London Agent, each Lender and the Issuing Bank, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan

Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or the Issuing Bank, or by an Agent, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate (including, in the case of a European Tranche Lender, the certificate attached hereto as Exhibit C); provided that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company.

          Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified in
Schedule 2.18 or, in any such case, to such other account as the Applicable Agent shall from time to time specify in a notice delivered to the Company; provided that payments to be made directly to the Issuing Bank as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrowers will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and no Borrower will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Applicable Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except or otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

          (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Loans and participations in LC Disbursements and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (c) Unless the Applicable Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due for the account of all or certain of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at a rate determined by the Applicable Agent in accordance with banking industry practices on interbank compensation.

          (d) If any Lender shall fail to make any payment required to be made by it to any Agent pursuant to this Agreement, then the Agents may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender's obligations to the Agents until all such unsatisfied obligations are fully paid.

          Section 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a US Tranche Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

          Each of the Company and the European Borrower represents and warrants as follows:

          Section 3.01. Corporate Existence and Standing. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except for failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights or interests of the Lenders hereunder, and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify could reasonably be expected to result in a Material Adverse Effect. The European Borrower is a wholly owned direct or indirect subsidiary of the Company.

          Section 3.02. Authorization; No Violation. The Transactions are within each Loan Party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action and do not contravene (i) any Loan Party's charter, by-laws or other constitutive documents or (ii) any law or contractual restriction binding on or affecting any Loan Party, except for contraventions of contractual restrictions which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the rights or interests of the Lender hereunder.

          Section 3.03. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents.

          Section 3.04. Validity. This Agreement is, and the other Loan Documents when executed and delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 3.05. Use of Proceeds. The Borrowers will use the proceeds of the Loans and the Letters of Credit only for the purposes specified in the preamble to this Agreement.

          Section 3.06. Litigation. As of the date hereof, there is no pending or, to the best of the knowledge of the Borrowers, threatened action or proceeding affecting the

Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

          Section 3.07. Financial Statements; No Material Adverse Change. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries (i) as at December 31, 2005, and for the year then ended, which financial statements are accompanied by the report of PricewaterhouseCoopers LLC, and (ii) as at April 1, July 1 and September 30, 2006, and for the fiscal quarters and the portions of the fiscal year then ended, certified by the Company's chief financial officer, as heretofore furnished to the Lenders, fairly present in all material respects the consolidated financial condition of the Company and the Subsidiaries as at such dates and their consolidated results of operations, shareholders' equity and cash flows for the periods then ended in conformity with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) As of the date hereof, there has been, since December 31, 2005, no Material Adverse Effect.

          Section 3.08. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          (b) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor standard) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

          Section 3.11. Regulation U. Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Company and the Subsidiaries which is subject to any arrangement hereunder described in the definition of "indirectly secured" in Section 221.2 of Regulation U issued by the Board represents less than 25% of the value of all assets of the Company and the Subsidiaries subject to such arrangement. For the purpose of making the calculation pursuant to the preceding sentence, to the extent consistent with Regulation U, Treasury Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

          Section 3.12. Environmental Matters. The operations of the Company and each Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

          Section 3.13. Disclosure. None of the Confidential Information Memorandum or any other information prepared and furnished by or on behalf of the Loan Parties to any Agent or Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains or will contain as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 3.14. Subsidiary Guarantors. The Subsidiary Guarantors include each Subsidiary of the Company other than Excluded Subsidiaries and newly-acquired or created Domestic Subsidiaries that are not yet required to have become Subsidiary Guarantors under the definition of "Guarantee Requirement".

                                   ARTICLE IV

                                   Conditions

          Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 11.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Bingham McCutchen LLP, counsel for the Company, substantially in the form of Exhibit D-1, (ii) Matheson Ormsby Prentice, Irish counsel for the European Borrower, substantially in the form of Exhibit D-2 and (iii) the general counsel of the Company, substantially in the form of Exhibit D-3. Each Loan Party hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by the chief financial officer of the Company, confirming that the conditions set forth in paragraphs (a) and (b) of Section 4.02 and in paragraphs (f) and (g) of this Section have been satisfied.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent an invoice with respect thereto shall have been received by the Company, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

          (f) The Guarantee Requirement shall be satisfied.

          (g) The Existing Credit Agreements shall have been terminated, all amounts outstanding or accrued thereunder shall have been paid and all letters of credit issued thereunder (other than the Existing Letters of Credit) shall have been terminated or shall have expired.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall be satisfied (or waived pursuant to Section 11.02) on or prior to January 31, 2007.

          Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of each Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Loan Parties set forth in the

     Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, other than representations which are given as of a particular date, in which case such representations shall be true and correct as of that date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and the application of the proceeds thereof, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each of the Company and the European Borrower covenants and agrees with the Lenders that it will:

          Section 5.01. Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all material lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

          Section 5.02. Preservation of Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges, franchises and, in the case of Subsidiaries only, legal existence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.04.

          Section 5.03. Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental

Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

          Section 5.04. Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in all material respects, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied.

          Section 5.05. Inspection. Permit, and cause each Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times and upon reasonable advance notice during normal business hours and intervals as the Administrative Agent may reasonably designate.

          Section 5.06. Reporting Requirements. Furnish to the Administrative Agent for distribution to each Lender:

          (a) As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;

          (b) As soon as available and in any event within 100 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and audited consolidated statements of income and stockholder's equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by a report of PricewaterhouseCoopers LLC, independent public accountants of the Company, or other independent public accountants of nationally recognized standing, on the results of their examination of such consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or shall be otherwise reasonably acceptable to the Required Lenders;

          (c) Promptly after the sending or filing thereof, copies of all financial information, reports and proxy materials the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, all such reports that disclose material litigation pending against the Company or any Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Subsidiary;

          (d) Together with each delivery of financial statements pursuant to clause (a) or (b) above, a certificate signed by the chief financial officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto, (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08 and (C) identifying the Subsidiaries, if any, that are "Excluded Subsidiaries" under clause (c) of the definition of such term;

          (e) With respect to each fiscal year for which the Company shall have an aggregate Unfunded Liability of $20,000,000 or more for all of its single employer Plans covered by Title IV of ERISA and all Multiemployer Plans covered by Title IV of ERISA to which the Company has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such Plan or Multiemployer Plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated Withdrawal Liability as of the most recent plan year end as customarily prepared by the trustees under the Multiemployer Plans to which the Company has an obligation to contribute;

          (f) As soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30 day reporting requirement has been waived) with respect to any Plan or Multiemployer Plan with an Unfunded Liability in excess of $20,000,000, a statement signed by the chief financial officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;

          (g) As soon as possible, and in any event within five Business Days after a Responsible Officer of the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto;

          (h) From time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan Documents as any Agent, or any Lender through the Administrative Agent, may reasonably request; and

          (i) Promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing

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                                                                              51

     obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

     Information required to be delivered to the Administrative Agent for distribution to the Lenders pursuant to this Section shall be deemed to have been so delivered or distributed, as the case may be, (i) on the date on which such information, or one or more annual or quarterly reports containing such information, shall have been delivered to the Administrative Agent and posted by the Administrative Agent on an IntraLinks or similar website to which the Lenders have been granted access or (ii) in the case of information referred to in paragraphs (a), (b) and
     (c) of this Section, on the date on which the Borrower provides notice to the Administrative Agent that such information is available (A) on the website of the Securities and Exchange Commission at http://www.sec.gov or
     (B) on the Borrower's website at http://www.waters.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          Section 5.07. Use of Proceeds and Letters of Credit. Use the proceeds of Borrowings hereunder and the Letters of Credit for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board).

          Section 5.08. Guarantee Requirement. Cause the Guarantee Requirement to be satisfied at all times.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each of the Company and the European Borrower covenants and agrees with the Lenders that it will not:

          Section 6.01. Subsidiary Debt. Permit any Subsidiary that is not a Subsidiary Guarantor to create, incur, assume or permit to exist any Debt, except:

          (a) Debt created hereunder;

          (b) Debt existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof;

          (c) Debt to the Company or any other Subsidiary; and

          (d) other Debt; provided that the sum of (without duplication) (i) the

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                                                                              52

     principal amount of all Debt permitted by this clause (d), (ii) the principal amount of all Debt secured by Liens permitted by Section 6.02 and
     (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets.

          Section 6.02. Liens Securing Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it securing Debt unless, after giving effect thereto, the sum of (without duplication) (i) all Debt secured by all such Liens, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(d) and
(iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section
6.03 does not at any time exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets. For the purpose of this Section 6.02, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

          Section 6.03. Sale and Leaseback Transactions. Enter into or be party to, or permit any Subsidiary to enter into or be party to, any Sale and Leaseback Transaction (other than any Sale and Leaseback Transaction entered into at the time the property subject thereto is acquired or within 90 days thereafter) unless after giving effect thereto the sum of (without duplication)
(i) all Attributable Debt permitted by this Section, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by
Section 6.01(d) and (iii) the principal amount of all Debt secured by Liens permitted by Section 6.02(i) does not exceed the greater of $150,000,000 or 15% of Consolidated Net Tangible Assets.

          Section 6.04. Merger, Consolidation, Etc. (a) In the case of the Company, merge or consolidate with or into, or transfer or permit the transfer of all or substantially all its consolidated assets to, any Person (including by means of one or more mergers or consolidations of or transfers of assets by Subsidiaries), except that the Company may merge or consolidate with any US Corporation if (i) the Company shall be the surviving corporation in such merger or consolidation, (ii) immediately after giving effect thereto no Default shall have occurred and be continuing and (iii) the Company shall be in compliance with the covenants set forth in Sections 6.07 and 6.08 as of and for the most recently ended period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.06, giving pro forma effect to such merger or consolidation and any related incurrence of Debt as if they had occurred at the beginning of such period, and the Administrative Agent shall have received a certificate of the chief financial officer of the Company setting forth computations demonstrating such compliance.

          (b) In the case of any Material Subsidiary, merge or consolidate with or into, or transfer all or substantially all its assets to, any Person, except that (i) any Material Subsidiary may merge into or transfer all or substantially all its assets to the Company, (ii) any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Subsidiary; provided that if either constituent corporation in such merger or consolidation, or the transferor of such assets, shall be a Subsidiary Guarantor, then the surviving or resulting corporation or the transferee of such assets, as the case may be, must be or at the time of such transaction become a Subsidiary Guarantor and (iii) so long as, at the time of and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Person other than the Company or a Subsidiary so long as such transaction would not be prohibited by paragraph
(a)(iii) above. Notwithstanding the foregoing, nothing in this paragraph shall
(a) so long as, at the time of and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, prohibit the Company or any Subsidiary from (i) transferring any assets of such Person to acquire Foreign Subsidiaries, (ii) making capital or working capital contributions to Foreign Subsidiaries in the ordinary course of business, or
(iii) selling or otherwise disposing of assets to a Foreign Subsidiary on arm's-length terms (as determined in good faith by the Company or the applicable Subsidiary) or (b) require any Foreign Subsidiary to become a Subsidiary Guarantor hereunder.

          (c) In the case of the Company, permit any Domestic Subsidiary to become a subsidiary of a Foreign Subsidiary; provided that nothing in this paragraph shall prevent the Company from acquiring, directly or indirectly, any Person that at the time of and immediately after giving effect to such acquisition would constitute a Foreign Subsidiary and would own any Domestic Subsidiary not acquired by it in contemplation of such acquisition.

For purposes of this Section 6.04, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company.

          Section 6.05. Change in Business. Fail to be engaged in the business conducted by the Company and the Subsidiaries on the date hereof to an extent such that the character of the business conducted by the Company and the Subsidiaries on the date hereof, taken as a whole, shall be materially changed.

          Section 6.06. Certain Restrictive Agreements. Enter into, or permit any Subsidiary to enter into, any contract or other agreement that would limit the ability of any Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary, other than
(i) customary non-assignment provisions in any lease or sale agreement relating to the assets that are the subject of such lease or sale agreement, (ii) any restriction binding on a Person acquired by the Company at the time of such acquisition, which restriction is applicable solely to the Person so acquired and its subsidiaries and was not entered into in contemplation of such acquisition and (iii) in connection with any secured Debt permitted under
Section 6.02, customary restrictions on the transfer of the collateral securing such Debt.

          Section 6.07. Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.25:1.00.

          Section 6.08. Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 3.50:1.00.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail to pay (i) any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due hereunder or (ii) any interest, fee or other amount due hereunder and such default shall continue for five days; or

          (b) Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that no Event of Default shall be deemed to exist by reason of the incorrectness of any representation or warranty after such incorrectness shall have been cured (other than by disclosure, which shall not be deemed to cure any breach of a representation or warranty); or

          (c) The Company or the European Borrower shall fail to maintain its corporate, limited liability company or partnership existence as required by
Section 5.02, or the Company shall fail for five Business Days to comply with
Section 5.06(g), or the Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 5.07 or Article VI of this Agreement on its part to be performed or observed; or

          (d) The Company or any Subsidiary shall (i) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent or the Required Lenders; or

          (e) The Company or any Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, Material Debt (other than the Loans) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Debt, or any other event shall occur or condition shall exist with respect to Material Debt (other than the Loans) of the Company or such Subsidiary if the effect of such other event or condition is to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Material Debt to become due, or to require such Material Debt to be prepaid or repurchased, prior to the stated maturity thereof; or

          (f) The Company or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or

          (g) The Company or any Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or the Company or any such Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (f); provided that, in the case of any such proceeding filed or commenced against the Company or any Subsidiary, such event shall not constitute an "Event of Default" hereunder unless either
(i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Company or such Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or

          (h) Any judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate for all such judgments shall be rendered against the Company or one or more Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 10 consecutive days during which stays of enforcement of such judgments, by reason of pending appeals or otherwise, shall not be in effect;

          (i) Either (i) the PBGC shall terminate any single-employer Plan (as defined in Section 4001(b)(2) of ERISA) that provides benefits for employees of the Company or any Subsidiary and such plan shall have an Unfunded Liability in an amount in excess of $20,000,000 at such time or (ii) Withdrawal Liability shall be assessed against the Company or any Subsidiary in connection with any Multiemployer Plan (whether under Section 4203 or Section 4205 of ERISA) and such Withdrawal Liability shall be an amount in excess of $20,000,000 or

          (j) the guarantee of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement or the Company's guarantee under Article X shall not be (or shall be asserted by the Company or any Subsidiary Guarantor not to be) valid or in full force and effect; or

          (k) a Change of Control shall have occurred.

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder to be terminated, whereupon the same shall forthwith terminate and/or (ii) declare the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. In the event of the occurrence of an Event of Default under clause (g) of this Article VII, (A) the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically be terminated and (B) the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE VIII

                                   The Agents

          In order to expedite the transactions contemplated by this Agreement, the Persons named in the heading of this Agreement are hereby appointed to act as Administrative Agent and London Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders, each assignee of any Lender and the Issuing Bank hereby irrevocably authorizes the Agents to take such actions on their behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agents are hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans and all other amounts due to the Lenders or the Issuing Bank hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Each Lender hereby acknowledges that each institution named on the cover page of this Agreement as Co-Syndication Agent has no duties or responsibilities hereunder other than, in the case of a Co-Syndication Agent that is a Lender, in its capacity as a Lender.

                                   ARTICLE IX

                         Collection Allocation Mechanism

          Section 9.01. CAM Exchange. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Specified Obligations such that, in lieu of the interests of each Lender in the particular Specified Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender's CAM Percentage in all the Specified Obligations. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 11.02, the Company and the European Borrower hereby consents and agrees to the CAM Exchange. Each of the Company, the European Borrower and the Lenders agrees from time to time to execute

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                                                                              59

and deliver to the Agents all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or the European Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

          (b) As a result of the CAM Exchange, on and after the CAM Exchange Date, (i) each payment received by an Agent pursuant to any Loan Document in respect of the Specified Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph
(c) below) and (ii) Section 2.17(e) shall not apply with respect to any Taxes required to be withheld or deducted by a Borrower from or in respect of payments hereunder to any Lender or Administrative Agent that exceed the Taxes such Borrower would have been required to withhold or deduct from or in respect of payments to such Lender or Agent had such CAM Exchange not occurred.

          (c) In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making of an LC Disbursement by the Issuing Bank that is not reimbursed by a Borrower, then (i) each US Tranche Lender (determined without giving effect to the CAM Exchange) shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such US Tranche Lender's applicable US Tranche Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable US Tranche Lenders, and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrowers and Lenders and their successors and assigns and shall be conclusive absent manifest error.

                                    ARTICLE X

                                    Guarantee

          In order to induce the Lenders to extend credit to the European Borrower hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the European Borrower. The Company further agrees that the due and punctual payment of

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                                                                              60

such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

          The Company waives presentment to, demand of payment from and protest to the European Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company under this Article X shall not be affected by (a) the failure of any Agent or Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (e) any other act, circumstance, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of or defense available to a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

          The Company further agrees that its agreement under this Article X constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent or Lender to any balance of any deposit account or credit on the books of any Agent or Lender in favor of any Borrower or any other Person.

          The obligations of the Company under this Article X shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

          The Company further agrees that its obligations under this Article X shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against the Company by virtue hereof, upon the failure of the European Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent or Lender, forthwith pay, or cause to be paid, to the applicable Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars

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                                                                              61

and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify each Agent and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

          Upon payment by the Company of any sums as provided above, all rights of the Company against the European Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by the European Borrower to the Agents and the Lenders.

          Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and indefeasible payment in full in cash of the Obligations.

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to 34 Maples Street, Milford, Massachusetts, 01757, Attention of John Lynch (Telecopy No. (508) 482-2249);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 131 South Dearborn, 6th floor, Mailcode: IL1-0010, Chicago, IL 60670-0010, Attention of Claudia Kech(Telecopy No. (312) 385-7096, Telephone No. (312) 385-7041);

          (c) if to the London Agent, to it at J.P. Morgan Europe Limited, 125 London Wall, Floor 9, London EC2Y5AJ, Attention of Mark Satchel (Telecopy No. 44-207-7772360, Telephone No. 44-207-7771166); with a copy to the
     Administrative Agent as provided in paragraph (b) above;

          (d) if to the Issuing Bank, to it at the JPMorgan Chase Bank, N.A., 420 West Van Buren, Floor 2, Chicago, IL 60606, Attention of Fiore Petrassi (Telecopy No. (312) 954-5303, Telephone No. (312) 954-1933); and

          (e) if to any Lender, to it at its address (or telecopy number) set forth in its

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                                                                              62

     Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 11.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) None of this Agreement, or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, LC Disbursement or reimbursement obligation of any Borrower with respect to any Letter of Credit ("Reimbursement Obligation") or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, LC Disbursement or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among Lenders or Types of Loans without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or

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                                                                              63

Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or all or substantially all the Subsidiary Guarantors from, or limit or condition, its or their obligations under Article X or the Subsidiary Guarantee Agreement, or change the definition of Guarantee Requirement without the written consent of each Lender, (vii) change any provisions of Article IX or any provision of this Agreement that requires action by each Lender without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders.

          Section 11.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of any counsel) incurred by any Agent, and, following and during the continuance of an Event of Default, the Issuing Bank and/or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          The Company shall indemnify each Agent, the Issuing Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, liabilities and reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any borrowing hereunder are applied or proposed to be applied, directly or indirectly,

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                                                                              64

by the Company or any Subsidiary, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith (and, in the case of any such loss, liability, cost or expense arising out of any litigation, investigation or other proceeding, regardless of whether such proceeding shall have been commenced by the Company, any Subsidiary of the Company or any other Person or whether any Indemnitee shall be a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or from the breach of such Indemnitee of its agreements hereunder.

          (b) To the extent that the Company fails to pay any amount required to be paid by it to any Agent or the Issuing Bank or any of their Related Parties under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against such Agent or the Issuing Bank (or such Related Party) in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.

          (c) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (d) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

          Section 11.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the

Lenders (including any Affiliate of the Issuing Bank that issues any Letter of Credit)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it); provided that (i) except in the case of an assignment to a Lender the Administrative Agent (and in the case of an assignment of all or a portion of a US Tranche Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) and, except (A) in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or (B) if an Event of Default shall have occurred and be continuing, the Company must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) unless an event of default has occurred and is continuing, except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03). At the time of any assignment, the assignee shall provide to the Company the documentation described in Section 2.17(e). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for

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                                                                              66

all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower or the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that (A) such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and (B) such Participant shall be bound by the provisions of Section 11.12 as if such Participant were a Lender; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of
Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender. A Participant shall receive all information delivered under or in connection with this Agreement directly from the Lender from which it shall have purchased its participation, and the Borrowers shall not have any obligation to furnish any such information directly to any Participant.

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                                                                              67

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 11.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17,
11.03 and 11.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof. Provided, however, that the provisions of Section 11.12 shall expire two years after the later of (i) the repayment of the Loans and the expiration or termination of the Letters of Credit and the Commitments and (ii) the termination of this Agreement.

          Section 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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                                                                              68

          Section 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 11.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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                                                                              69

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          Section 11.12. Confidentiality. Each Agent, the Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds' directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Agents or the Lenders against any of the Borrowers under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which such Agent or Lender is aware or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which such Agent or Lender is aware. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its

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                                                                              70

business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which such Agent or Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Section 11.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 11.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          Section 11.14. Release of Subsidiary Guarantors. Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Subsidiary Guarantee Agreement of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale or other disposition will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary at the time of or at any time after the completion of such sale or other disposition.

          Section 11.15. USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the USA Patriot Act.

                               [signatures follow]

                                                                  SIGNATURE PAGE
                                                       TO THE WATERS CORPORATION
                                                                CREDIT AGREEMENT
                                                    DATED AS OF JANUARY 11, 2007

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    WATERS CORPORATION,

                                      by         /s/ John A. Ornell
                                          --------------------------------------
                                            Name:  John A. Ornell
                                            Title: Vice President Finance and
                                                   Administration and Chief
                                                   Financial Officer

                                    Present when the common seal of WATERS
                                    TECHNOLOGIES IRELAND LIMITED was
                                    affixed hereto:

                                      by         /s/ John A. Ornell
                                          --------------------------------------
                                            Name:  John A. Ornell
                                            Title: Director

                                      by        /s/ Lawrence Walsh
                                          --------------------------------------
                                            Name:  Lawrence Walsh
                                            Title: Director

                                    JPMORGAN CHASE BANK, NA., individually and as Administrative Agent, Issuing Bank and Swingline Lender,

                                      by         /s/ D. Scott Farquhar
                                          --------------------------------------
                                            Name:  D. Scott Farquhar
                                            Title: Vice President

                                    J.P. MORGAN EUROPE LIMITED, as London Agent,

                                      by         /s/ M. Graves
                                          --------------------------------------
                                            Name:  M. Graves
                                            Title: Associate

                                    ABN AMRO BANK N.V.,

                                      by        /s/ Alexander M. Blodi
                                          --------------------------------------
                                            Name:  Alexander M. Blodi
                                            Title: Managing Director

                                      by        /s/ Nick Zorin
                                          --------------------------------------
                                            Name:  Nick Zorin
                                            Title: Assistant Vice President

                                    LENDER: Allied Irish Banks Plc.

                                            by:   /s/ Ray Alcock
                                                --------------------------------
                                                Name:  Ray Alcock
                                                Title: Manager

                                            by:  /s/ Michael Doyle
                                                --------------------------------
                                                Name:  Michael Doyle
                                                Title: Senior Manager

                                    LENDER: Bank of America, N.A.

                                            by:   /s/ Amie L. Edwards
                                                 -------------------------------
                                                 Name: Amie L. Edwards
                                                 Title: Vice President

                                    LENDER: The Governor and Company of the
                                            Bank of Ireland

                                            by:   /s/ Fergus Woods
                                                 -------------------------------
                                                 Name: Fergus Woods
                                                 Title: Manager

                                            by:   /s/ Fergus McDonald
                                                 -------------------------------
                                                 Name: Fergus McDonald
                                                 Title: Director

                                    LENDER: The Bank of New York

                                            by:   /s/ Jonathan Rollins
                                                 -------------------------------
                                                 Name: Jonathan Rollins
                                                 Title: Vice President

                                    LENDER: Bank of Tokyo-Mitsubishi UFJ
                                            Trust Company

                                            by:   /s/ Lillian Kim
                                                 -------------------------------
                                                 Name: Lillian Kim
                                                 Title: Vice President

                                    LENDER: Barclays Bank Plc.

                                            by:   /s/ Nicholas A. Bell
                                                 -------------------------------
                                                 Name: Nicholas A. Bell
                                                 Title: Director

                                    LENDER: Chang Hwa Commercial Bank, Ltd.,
                                            New York Branch

                                            by:   /s/ Jim C. Y. Chen
                                                 -------------------------------
                                                 Name: Jim C. Y. Chen
                                                 Title: VP & General Manager

                                    LENDER: Citizens Bank of Massachusetts

                                            by:   /s/ Li-Mei Yang
                                                 -------------------------------
                                                 Name: Li-Mei Yang
                                                 Title: Vice President

                                    LENDER: Deutsche Bank AG New York Branch

                                            by:   /s/ Frederick W. Laird
                                                 -------------------------------
                                                 Name: Frederick W. Laird
                                                 Title: Managing Director

                                            by:   /s/ Ming K. Chu
                                                 -------------------------------
                                                 Name: Ming K. Chu
                                                 Title: Vice President

                                    LENDER: Fortis Capital Corp.

                                            by:    /s/ John W. Deegan
                                                  ------------------------------
                                                  Name: John W. Deegan
                                                  Title: Senior Vice President

                                            by:    /s/ Steven Silverstein
                                                  ------------------------------
                                                  Name: Steven Silverstein
                                                  Title: Vice President

                                    LENDER: HSBC Bank USA, National Association

                                            by:    /s/ Kenneth V. McGraime
                                                  ------------------------------
                                                  Name: Kenneth V. McGraime
                                                  Title: SVP, Commercial
                                                         Executive

                                    LENDER: KBC Bank N.V.

                                            by:    /s/ Robert Surdam, Jr.
                                                  ------------------------------
                                                  Name: Robert Surdam, Jr.
                                                  Title: Vice President

                                            by:    /s/ Robert Snauffer
                                                  ------------------------------
                                                  Name: Robert Snauffer
                                                  Title: First Vice President

                                    LENDER: Key Bank N.A.

                                            by:     /s/ J.T. Taylor
                                                   -----------------------------
                                                   Name: J.T. Taylor
                                                   Title: Senior Vice President

                                    LENDER: Mizuho Corporate Bank, USA

                                            by:     /s/ Raymond Ventura
                                                   -----------------------------
                                                   Name: Raymond Ventura
                                                   Title: Senior Vice President

                                    LENDER: PNC Bank, National Association

                                            by:     /s/ Michael Richards
                                                   -----------------------------
                                                   Name: Michael Richards
                                                   Title: Senior Vice President

                                    LENDER: SunTrust Bank

                                            by:     /s/ John W. Teasley
                                                   -----------------------------
                                                   Name: John W. Teasley
                                                   Title: Director

                                    LENDER: UBS Loan Finance LLC

                                            by:     /s/ Richard L. Tawow
                                                   -----------------------------
                                                   Name: Richard L. Tawow
                                                   Title: Director Banking
                                                          Products Services, US

                                            by:     /s/ Irja H. Otsa
                                                   -----------------------------
                                                   Name: Irja H. Otsa
                                                   Title: Associate Director
                                                          Banking Products
                                                          Services, US